UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010
UAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

77 W. Wacker Drive, Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

(312) 997-8000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 2, 2010, UAL Corporation, a Delaware corporation (“UAL”), Continental Airlines, Inc., a Delaware corporation (“Continental”), and JT Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of UAL (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for a “merger of equals” business combination of UAL and Continental.  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Continental (the “Merger”), with Continental continuing as the surviving corporation and as a wholly owned subsidiary of UAL.

Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of the respective parties, if the Merger is completed, each outstanding share of Continental common stock will be converted into the right to receive 1.05 shares of UAL common stock (the “Common Stock”), and Continental stock options, other equity awards (other than profit-based restricted stock units that will be converted into a fixed amount in cash) and convertible debt securities will be generally converted into stock options, equity awards and convertible debt securities with respect to the Common Stock, after giving effect to the exchange ratio.  It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes, so that, in general, none of UAL, Continental, Merger Sub or any of the Continental stockholders will recognize any gain or loss in the transaction, except that Continental stockholders will recognize gain with respect to cash received in lieu of fractional shares of the Common Stock.

The Merger Agreement provides that, upon consummation of the Merger, the board of directors of the combined company will consist of 16 members, composed of (i) Glenn F. Tilton, UAL’s current chief executive officer, (ii) Jeffery A. Smisek, Continental’s current chief executive officer, (iii) six independent directors from each of UAL and Continental, (iv) the UAL director who is elected by the Air Line Pilots Association, International, the holder of the UAL Class Pilot MEC Junior Preferred Stock, and (v) the UAL director who is elected by the International Association of Machinists and Aerospace Workers, the holder of the UAL Class IAM Junior Preferred Stock.  Upon completion of the Merger, Mr. Tilton will serve as non-executive chairman of the board of directors of the combined company and will serve in that capacity until December 31, 2012 or two years after the date the Merger is consummated, whichever is later.  Mr. Smisek will serve as chief executive officer of the combined company, and upon the date Mr. Tilton is no longer the non-executive chairman, Mr. Smisek will succeed to the chairmanship unless a majority of the entire board of directors of the combined company accepts the recommendation of a majority of the members of its entire Nominating/Governance Committee to take action otherwise.  Subject to applicable law, prior to the Merger, Messrs. Tilton and Smisek will engage in a planning process for integration purposes, which will include the selection from the management ranks of UAL and Continental, in an equitable and balanced manner, of those managers who will hold key management positions at the combined company following the Merger.  The combined company will have its corporate headquarters in Chicago, Illinois and will maintain a significant presence in Houston, Texas.  Specific business functions to be located in Houston will be determined prior to the Merger as part of the integration planning process.

UAL and Continental have made customary representations, warranties and covenants in the Merger Agreement.  Each of UAL and Continental is required, among other things:  (i) subject to certain exceptions, to conduct its business in the ordinary course in all material respects during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (ii) not to solicit alternative business combination transactions and (iii) subject to certain exceptions, not to engage in discussions or negotiations regarding any alternative business combination transactions.  In addition, the Merger Agreement contains covenants that require each of UAL and Continental to call and hold special stockholder meetings and, subject to certain exceptions, require the Continental board of directors to recommend to its stockholders the adoption of the Merger Agreement and the UAL board of directors to recommend to its stockholders the approval of the issuance of the Common Stock as consideration for the Merger and the amendment of UAL’s certificate of incorporation.

Completion of the Merger is subject to certain conditions, including, among others:  (i) approval by UAL’s stockholders of the issuance of the Common Stock and the amendment of UAL’s certificate of incorporation to, among other things, change UAL’s name to “United Continental Holdings, Inc.”, (ii) adoption of the Merger Agreement by Continental’s stockholders, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) receipt of other material governmental consents and approvals, (both domestic and foreign) required to consummate the Merger, (v) the absence of any material injunction or legal restraint prohibiting the consummation of the Merger, (vi) the registration statement on Form S-4 used to register the Common Stock to be issued as consideration for the Merger having been declared effective by the Securities and Exchange Commission, (vii) the listing of the Common Stock on the New York Stock Exchange or NASDAQ having been authorized and (viii) delivery of customary opinions from counsel to UAL and counsel to Continental that the Merger will qualify as a tax-free reorganization for federal income tax purposes.  The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct, the other party having performed in all material respects its obligations under the Merger Agreement and the other party’s not having suffered a material adverse effect.

The Merger Agreement contains certain termination rights for both UAL and Continental, including if the Merger is not consummated on or before December 31, 2010 (which is subject to extension under certain circumstances but generally not beyond September 30, 2011) and if the approval of the stockholders of either UAL or Continental is not obtained.  The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement by UAL or Continental as a result of an adverse change in the recommendation of the other party’s board of directors, UAL may be required to pay to Continental, or Continental may be required to pay to UAL, a termination fee of $175 million.

The foregoing description of the Merger Agreement is not a complete description of all of the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement.  It is not intended to provide any other factual information about UAL, Continental or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of UAL, Continental or any of their respective subsidiaries, affiliates or businesses.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by UAL or Continental.  Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Continental or UAL and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission.

As a member of Star Alliance, United Airlines, Inc. (“United”), UAL’s wholly owned subsidiary, has an extensive commercial relationship with Continental, including a codesharing agreement, reciprocal frequent flyer program participation and reciprocal airport lounge access.  United is also part of a group of nine carriers, including Continental, that holds antitrust immunity to work closely together to deliver highly competitive international flight schedules, fares and service, as well as antitrust immunity to establish a trans-Atlantic joint venture with Continental, Lufthansa and Air Canada.

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           In connection with the Merger with Continental described in Item 1.01 above, the board of directors of UAL and its Human Resources Subcommittee (the “HRSC”) approved amendments to certain of our existing compensation plans and arrangements and adopted certain new compensation plans and arrangements in order to encourage retention, reduce the distractions to our management team resulting from the Merger and allow our management team to remain focused on completing the Merger.  A description of those arrangements is set forth below.

In addition, the HRSC also approved changes to UAL’s active and retired officer travel policy, which are described below.  With the exception of the changes to the active and retired officer travel policy, the rights and obligations of all parties to these retention arrangements are expressly contingent upon completion of the Merger.

Agreement with Mr. Tilton

Upon the completion of the Merger, Glenn F. Tilton, UAL’s chairman, president and chief executive officer, will cease to be chief executive officer of the combined company, his employment will terminate and he will become non-executive chairman of the board of directors of the combined company, a position that he is expected to hold until the later of December 31, 2012 and the second anniversary of completion of the Merger (the later of such dates, the “Chairman Retirement Date”).  Pursuant to the terms of his current employment agreement, he is entitled to certain payments and benefits (such as severance and accelerated vesting of his long-term incentive awards) upon termination of his employment.  Given Mr. Tilton’s ongoing role with the combined company following completion of the Merger, UAL and Mr. Tilton felt that it was important for Mr. Tilton to maintain a substantial interest in the continued success of the combined company.  In furtherance of that objective, UAL and Mr. Tilton agreed that payment of certain amounts that would otherwise be payable to Mr. Tilton immediately upon termination should be postponed, and that these amounts should remain at risk based on fluctuation of the combined company’s common stock following completion of the Merger and should be forfeited unless Mr. Tilton remains as chairman until the Chairman Retirement Date or leaves under certain circumstances described below.  Accordingly, on May 2, 2010, UAL and Mr. Tilton entered into an agreement on the terms described below.  The amounts described below are based on Mr. Tilton’s current compensation, on an assumed Merger completion date of December 31, 2010, and on an assumed UAL common stock value of $22 per share at the time of Merger completion.

(1)
Waiver of Cash Severance.  Under the terms of his existing employment agreement, Mr.  Tilton would be entitled to a lump-sum cash severance payment of $4,625,000 upon termination of his employment.  Mr. Tilton has agreed to waive this payment.

In consideration for the waiver, he will be entitled to receive a grant of restricted shares immediately following the completion of the Merger.  The number of restricted shares that he receives will be determined by dividing the value of the severance that he waived by the value of our common stock prior to the completion of the Merger.  He will vest in these restricted shares if he remains in the position of chairman until the Chairman Retirement Date.  In addition, these shares will vest if his service as chairman terminates due to death, “disability” or by the board of directors of the combined company without “cause” (each as defined in Mr. Tilton’s current employment agreement) or retirement with the consent of the board of director of the combined company (each such termination, a “Qualifying Chairman Termination”).  If his service as chairman terminates for any other reason prior to the Chairman Retirement Date, he will immediately forfeit these restricted shares.

(2)
Waiver of Stock Option Acceleration.  Under the terms of Mr. Tilton’s existing employment agreement, Mr. Tilton would be entitled to accelerated vesting of all of his stock options upon termination of his employment.  The estimated “spread” value of these stock options is $4,570,672.  Mr. Tilton has agreed to waive all rights to such accelerated vesting.

Instead, Mr. Tilton’s stock options will vest in the event of his continuous service as chairman through the earlier of the original vesting date and the Chairman Retirement Date.  Furthermore, the options will vest upon a Qualifying Chairman Termination.  If his service as Chairman terminates for any other reason prior to the Chairman Retirement Date, he will immediately forfeit any remaining unvested stock options.  Furthermore, so long as Mr. Tilton continues to serve as chairman through the Chairman Retirement Date or experiences a Qualifying Chairman Termination, the post-termination exercise period on his stock options will begin to run when he ceases to be chairman, rather than when his employment terminates.

(3)
Waiver of Restricted Stock Unit Acceleration.  Under the terms of Mr. Tilton’s existing employment agreement, Mr. Tilton would be entitled to accelerated vesting of all of his restricted stock units upon termination of his employment.  The estimated value of his unvested restricted stock units is $9,878,648.  Mr. Tilton has agreed to waive all rights to such accelerated vesting.

Instead, each unvested restricted stock unit will be converted into one restricted share and such restricted shares will vest or be forfeited in the same manner as described above with respect to his stock options.

(4)
Proration of 2009 Long-Term Cash Incentive Award.  Under the terms of Mr. Tilton’s existing employment agreement, Mr. Tilton would be entitled to full payout of his 2009 long-term cash incentive award, to be paid at a level determined by the HRSC.  Pursuant to the amendment, Mr. Tilton agreed that upon termination of employment, he will receive only a prorated portion of this award, to be paid at the target level.  Assuming his employment terminates on December 31, 2010, the amount of such payment would be $1,733,333.

UAL has agreed to indemnify Mr. Tilton for any taxes or penalties as a result of Section 409A of the Internal Revenue Code that may be incurred in connection with the amendment of his existing employment agreement, provided that Mr. Tilton must  cooperate with UAL by executing amendments to avoid such taxes and penalties.

Officer Retention Arrangements

The HRSC has approved entry into Management Retention Agreements with each of our Section 16 officers other than Mr. Tilton (currently Graham Atkinson, Peter McDonald, Kathryn Mikells, Thomas Sabatino, Jr. and John Tague).  These Management Retention Agreements are designed to be consistent with current market practices and to establish a degree of comparability with the programs offered to similarly situated executives at Continental.  The Management Retention Agreements generally do not provide for “single-trigger” payments or benefits (i.e., payments or benefits that will be provided automatically upon completion of the Merger).  Instead, each Management Retention Agreement provides for the pay and benefits described below in the event the officer’s employment is terminated without “cause” or for “good reason” (each, as defined in the Management Retention Agreement) within the two-year period following completion of the Merger.  In consideration for the protections provided pursuant to the Management Retention Agreement, each officer is required to waive all rights to accelerated vesting of equity-based and long-term incentive awards that would otherwise occur as a result of the completion of the Merger (as described below under “Waiver of Accelerated Vesting”).

In the event that an officer’s employment is terminated under circumstances entitling the officer to severance, provided that the officer executes a release of claims in favor of UAL and its subsidiaries, the officer will be entitled to the following termination pay and benefits:

(1)
Cash severance equal to 2.75 times the sum of the officer’s base salary and current target bonus, provided that, solely in the case of Mr. McDonald, the amount of his severance will be reduced by $2,634,082, which is the amount of the special retention payments he previously received from UAL pursuant to a 2008 amendment to his employment agreement;

(2)
A bonus for the year of termination to be paid at the greater of target level and actual performance for months completed during the year of termination of employment.  If the officer’s employment terminates in the year in which the completion of the Merger occurs, the full bonus will be paid, and if termination occurs in another year, a prorated bonus will be paid;

(3)
Continued medical and dental benefits equivalent to those provided to senior officers who remain actively employed by UAL until the officer is eligible for retiree medical benefits (after taking into account additional age and service credit provided to bridge the officer to eligibility), at which time the officer will receive retiree medical benefits;

(4)	Travel privileges at the level currently provided to retired officers of UAL for the remainder of the officer’s lifetime, which privileges would apply to the combined company’s flight system;

(5)	Executive outplacement services for a period of one year following termination; and

(6)	Vesting of all unvested long-term incentive awards then held by the officer.

The Management Retention Agreements do not provide for a gross up with respect to any payments or benefits that are subject to an excise tax as a result of Section 280G of the Internal Revenue Code.  However, the Management Retention Agreements do provide each officer with certain protections against taxes and penalties under Section 409A of the Internal Revenue Code, provided that the officer cooperates with UAL by executing amendments to avoid such taxes and penalties.

Each officer would be subject to restrictive covenants prohibiting solicitation or hiring of any employee of UAL or its subsidiaries for a period of two years following termination of the officer’s employment for any reason.  In addition, the officer would be bound by an obligation of confidentiality with respect to UAL and its subsidiaries.

In addition to the Management Retention Agreements with our Section 16 officers, UAL has also established retention arrangements for other officers, and will continue to take actions to support retention across its workforce to ensure business operations are stable and not disrupted as a result of the Merger.

Definition of Change of Control

The 2008 Incentive Compensation Plan (the “ICP”) provides that, upon a “change of control” (as defined in the ICP), all outstanding equity-based awards grants under the ICP will become immediately vested in full, and all outstanding long-term cash incentive awards will be deemed to have been achieved at target and will be paid on a pro rata basis.  Similarly, the 2006 Management Equity Incentive Plan (the “MEIP”) provides that, upon a “change of control” (as defined in the MEIP), all outstanding equity-based awards granted under the MEIP will become immediately vested in full.

The ICP and the MEIP define a “change of control” to include a merger if, immediately following the merger, our stockholders do not continue to hold a majority of the voting power of the combined company.  In addition, under the terms of the ICP, the board of directors of UAL has the authority to determine that an event or transaction will constitute a “change of control” for purposes of the plan.  Given that (1) the Merger is structured as a merger of equals, (2) the Merger will result in a change of control for purposes of Continental’s outstanding long-term incentive awards and (3) our current market capitalization is relatively close to Continental’s, our board of directors determined that the Merger should be considered a change of control for purposes of the ICP.  In addition, the HRSC amended the terms of all outstanding equity-based awards granted under the MEIP to provide that such awards will become immediately vested in full upon completion of the Merger.

Waiver of Accelerated Vesting

As noted above, Mr. Tilton has agreed to waive any accelerated vesting of his equity-based awards and the vesting of such awards will continue based on his service as chairman following completion of the Merger.  Furthermore, in consideration for the protections provided under our retention arrangements with officers that are described above, our officers are required to waive their rights to accelerated vesting of all of their outstanding equity-based and long-term incentive awards upon completion of the Merger.  Instead, stock options, restricted shares, restricted stock units and long-term cash incentive awards held by members of this group will remain unvested upon completion of the Merger and will only vest following the Merger if the officer remains employed by us through the applicable vesting date or if the officer’s employment is terminated by us without “cause” or by the officer for “good reason” (each, as defined in the relevant retention arrangement).  Further, upon the completion of the Merger (1) restricted shares and restricted stock units will be converted into a fixed amount in cash based on the average closing price of our common stock for the 20 trading days preceding the completion of the Merger and (2) performance under the long-term cash incentive awards will be deemed to have been achieved at target-level performance and will be paid in full upon vesting, rather than on a prorated basis.

Changes to Active and Retired Officer Travel Policy

Consistent with practices of certain other airlines, UAL amended its active and retired officer travel policy to eliminate gross-ups on the taxation of post-termination travel privileges for officers hired on or after May 1, 2010.  Subject to the annual cap described below, current officers would still be entitled to tax gross-ups on travel while they are active officers of UAL and on post-separation travel privileges if either (1) they retire and meet the age and service requirements for retired officer travel privileges or (2) they qualify for enhanced severance pursuant to a retention arrangement established in connection with the Merger, as described above.  In addition, an annual cap of $25,000 (subject to annual adjustment) on the amount of tax gross-ups for both active and former officer travel applies beginning on May 1, 2010.

Item 8.01. Other Events.

On May 3, 2010, UAL and Continental issued a joint press release.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Important Information For Investors And Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger of equals transaction between UAL Corporation (“UAL”) and Continental Airlines, Inc. (“Continental”) will be submitted to the respective stockholders of UAL and Continental for their consideration.  UAL will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Continental and UAL that also constitutes a prospectus of UAL.  UAL and Continental also plan to file other documents with the SEC regarding the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF CONTINENTAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about UAL and Continental, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by UAL will be available free of charge on UAL’s website at www.united.com under the tab “Investor Relations” or by contacting UAL’s Investor Relations Department at (312) 997-8610.  Copies of the documents filed with the SEC by Continental will be available free of charge on Continental’s website at www.continental.com under the tab “About Continental” and then under the tab “Investor Relations” or by contacting Continental’s Investor Relations Department at (713) 324-5152.

UAL, Continental and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Continental in connection with the proposed transaction.  Information about the directors and executive officers of Continental is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 23, 2010.  Information about the directors and executive officers of UAL is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 30, 2010.  These documents can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Continental’s and UAL’s current beliefs, expectations or intentions regarding future events.  Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements include, without limitation, Continental’s and UAL’s expectations with respect to the synergies, costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; the combined company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed transaction by stockholders and by governmental regulatory authorities; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Continental and UAL and are difficult to predict.  Examples of such risks and uncertainties include, but are not limited to, (1) the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required stockholder or regulatory approvals, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure of other closing conditions, and (2) the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, because of, among other things, significant volatility in the cost of aircraft fuel, the high leverage and other significant capital commitments of Continental and UAL, the ability to obtain financing and to refinance the combined company’s debt, the ability of Continental and UAL to maintain and utilize their respective net operating losses, the impact of labor relations, global economic conditions, fluctuations in exchange rates, competitive actions taken by other airlines, terrorist attacks, natural disasters, difficulties in integrating the two airlines, the willingness of customers to travel by air, actions taken or conditions imposed by the U.S. and foreign governments or other regulatory matters, excessive taxation, further industry consolidation and changes in airlines alliances, the availability and cost of insurance and public health threats.

UAL and Continental caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Continental’s and UAL’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings.  All subsequent written and oral forward-looking statements concerning Continental, UAL, the proposed transaction or other matters and attributable to Continental or UAL or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.  Neither Continental nor UAL undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger among UAL Corporation, Continental Airlines, Inc. and JT Merger Sub Inc., dated as of May 2, 2010 (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

99.1	Joint Press Release issued by UAL Corporation and Continental Airlines, Inc., dated May 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, UAL Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

	By:	/s/ Kathryn A. Mikells
	Name:	Kathryn A. Mikells
	Title:	Executive Vice President and
Chief Financial Officer

Date: May 4, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger among UAL Corporation, Continental Airlines, Inc. and JT Merger Sub Inc., dated as of May 2, 2010 (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

99.1	Joint Press Release issued by UAL Corporation and Continental Airlines, Inc., dated May 3, 2010